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                                                                   Exhibit 99.1

[logo]

      THE LUBRIZOL CORPORATION
      29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:       Immediately

FROM:              FINANCIAL/INVESTOR CONTACT               MEDIA CONTACT
                   Joanne Wanstreet                         Kenneth M. Iwashita
                   440/347-1252                             440/347-5080
                   WEB SITE:  HTTP://WWW.LUBRIZOL.COM


                    LUBRIZOL ANNOUNCES THIRD QUARTER RESULTS

CLEVELAND, Ohio, October 21, 2003 - The Lubrizol Corporation (NYSE: LZ) announced that consolidated earnings for the third quarter ended September 30, 2003, were $24.3 million or $.47 per share, after a pre-tax restructuring charge of $0.4 million, or $.01 per share, related to the company's Bromborough, England manufacturing facility. Consolidated earnings for the comparable period in 2002 were $36.5 million. Excluding the restructuring charge, earnings were $.48 per share for the third quarter of 2003, compared to strong earnings of $.71 per share in 2002. In comparison to the prior year, earnings for the third quarter of 2003 were affected by lower shipment volume and higher raw material costs, which more than offset higher average selling price and lower selling, testing, administrative and research (STAR) expenses.

         Consolidated revenues for the quarter were $509.9 million, compared to $510.3 million in the third quarter of 2002. Excluding acquisitions, revenues for the quarter were down one percent.

         For the first nine months of 2003, consolidated revenues of $1.53 billion were three percent higher than revenues for the same period last year. Earnings for the first nine months of 2003 were $79.7 million, or $1.54 per share, after restructuring charges of $.10 per share. Consolidated earnings for the comparable period in 2002 were $93.0 million, or $1.81 per share after a $.15 per share write-off of goodwill related to a required accounting change. Excluding the restructuring charge and the cumulative effect of the accounting change in 2003 and 2002 respectively, earnings were $1.64 per share for the first nine months of 2003 compared to $1.96 per share in 2002.

                                     -more-

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         The estimated annual tax rate was lowered to 31 percent from the 32 percent estimated annual tax rate of the second quarter. The rate reduction was based on higher than anticipated non-taxable currency gains.

         In the fluid technologies for transportation (FTT) segment, revenues of $382.3 million for the third quarter 2003 were down five percent and shipment volume declined 13 percent from the third quarter of 2002. In addition to the previously announced loss of business, FTT volume in the quarter was affected by weak worldwide demand for lubricants. Currency added three percent to FTT revenues for the quarter and the combination of higher pricing and favorable product mix added five percent to FTT revenues. Average raw material cost for FTT was 11 percent higher than the third quarter a year ago, while STAR expenses were flat. Segment contribution income for FTT of $65.4 million for the quarter declined 23 percent from the third quarter of 2002.

         Fluid technologies for industry (FTI) segment revenues of $117.8 million for the quarter increased 15 percent compared to the third quarter of 2002. Excluding acquisitions, FTI revenues grew nine percent from organic growth, primarily in coating and foam control additives and personal care ingredients. Segment contribution income of $19.0 million for the quarter was one-half percent higher than the third quarter a year ago. Segment contribution was adversely affected by less favorable mix, particularly in industrial hydraulic additives, as well as start-up expenditures to integrate the multipurpose manufacturing facility in Spartanburg, South Carolina that was purchased in the second quarter.

         Revenues in the "all other" segment, which includes emissions control systems, PuriNOx(TM) low-emissions diesel fuel technology and fluid metering equipment, were $9.7 million for the quarter, an increase of 40 percent compared to the third quarter of 2002. Segment contribution losses of $1.3 million compared to $2.4 million a year ago.

         Commenting on the results, W.G. Bares, Chairman and Chief Executive Officer, said, "The disappointing earnings for the third quarter point to economic weakness in the lubricant industry. Demand for finished lubricants has been soft most of the year, but dropped more in mid-summer in North America, Europe, parts of Asia and the Middle East. In addition, prices for base oil raw materials increased five percent in early August on top of a 10 percent increase in February.

         "Although FTT shipment volumes declined in the third quarter compared to the second quarter of this year, pricing has been stable and we believe our market share has not changed.

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In addition, we reduced company-wide STAR expenses compared both to last quarter and to the third quarter last year.

         "The weak fundamentals in the lubricant additive industry reaffirm our commitment to use cash flow for expansion into higher growth fluid technology markets, including industrial performance chemicals, coating additives, personal care products and advanced fluid systems. In the third quarter we closed acquisitions of foam control product lines from BASF and ingredients for personal care products from The Dow Chemical Company. Both acquisitions build on existing FTI platforms. In addition, the foam control and specialty coating resins businesses acquired during the last year all contributed positively to earnings in the third quarter. Organic growth in FTI and in our equipment businesses also continues to be encouraging.

         "As we announced last week, we reduced our outlook for the rest of the year, assuming no rebound in customer demand and no easing of high petrochemical raw material prices. Nevertheless, our view of the long-term stability of the lubricant additive industry has not changed and we remain optimistic about our opportunities to achieve profitable growth for Lubrizol."

         An audio webcast of the third quarter earnings conference call with investors will be available today at 1:00 p.m. Eastern time on www.lubrizol.com and will be archived for 30 days.

         The Lubrizol Corporation (NYSE: LZ) is a global provider of specialty additives and fluid technologies. These high-performance technologies focus on chemicals, systems and services for transportation and industry. The company's customers use its technology to enhance a wide variety of end-use products, including engine lubricants and fuel; gear oils and other vehicle- related fluids; hydraulic fluids and emission control systems; greases and industrial fluids; personal care products and industrial cleaners; paints, coatings and inks; and mining chemicals. Lubrizol was founded in 1928 and owns and operates 34 manufacturing plants in 15 countries. The Wickliffe, Ohio-based company has 50 sales and technical offices and more than 5,000 employees worldwide. Its three research centers are located in Wickliffe, Ohio; Hazelwood, England; and Kinuura, Japan. The company had revenues of $1.98 billion and earnings of $118.5 million in 2002. For more information, visit www.lubrizol.com.


                                       ###

This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than

                                     -more-

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historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company's operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release are contained in the company's latest annual report to its shareholders, which is available upon request.

                            THE LUBRIZOL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
 (In Thousands Except Per Share Data)


                                                     Third Quarter                 Nine Months Ended
                                                     September 30,                    September 30,
                                              ------------------------          -------------------------
                                                 2003           2002                2003           2002
                                                 ----           ----                ----           ----
Net sales.................................... $ 509,107      $ 509,427          $1,530,383     $1,483,645

Royalties and other revenues:................       760            876               2,374          2,554
                                              ---------      ---------          ----------     ----------

    Total revenues...........................   509,867        510,303           1,532,757      1,486,199

Cost of sales................................   377,486        358,850           1,118,360      1,051,830

Selling and administrative expenses..........    48,647         49,530             149,613        146,700

Research, testing and development expenses ..    41,022         42,774             123,265        124,674

Restructuring charge.........................       409             --               7,447             --
                                              ---------      ---------          ----------     ----------

    Total cost and expenses..................   467,564        451,154           1,398,685      1,323,204

Other income (expense)-net...................    (2,573)        (3,042)             (2,906)        (7,084)

Interest (expense)-net.......................    (5,698)        (3,995)            (15,654)       (11,936)
                                              ---------      ---------          ----------     ----------

Income before income taxes and
  cumulative effect of change in
  accounting principle.......................    34,032         52,112             115,512        143,975

Provision for income taxes...................     9,734         15,634              35,808         43,193
                                              ---------      ---------          ----------     ----------

Income before cumulative effect
  of change in accounting principle..........    24,298         36,478              79,704        100,782

Cumulative effect of change in
  accounting principle.......................                                                      (7,785)
                                              ---------      ---------          ----------     ----------
Net income................................... $  24,298      $  36,478          $   79,704    $    92,997
                                              =========      =========          ==========    ===========

Net income per share:
Net income before cumulative effect
  of change in accounting principle.........  $    0.47      $    0.71          $     1.54    $      1.96

Cumulative effect of change in
  accounting principle......................                                                        (0.15)
                                              ---------      ---------          ----------     ----------
Net income per share........................  $    0.47      $    0.71          $     1.54    $      1.81
                                              =========      =========          ==========    ===========

Diluted net income per share:
  Income before cumulative effect of
  change in accounting principle............  $    0.47      $    0.71          $     1.54    $      1.95

Cumulative effect of change in
  accounting principle......................                                                        (0.15)
                                              ---------      ---------          ----------    -----------
Net income per share, diluted...............  $    0.47      $    0.71          $     1.54    $      1.80
                                              =========      =========          ==========    ===========

Weighted average common shares outstanding       51,717         51,569              51,680         51,475

Amounts shown are unaudited.


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                            THE LUBRIZOL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In Thousands of Dollars)


                                                       September 30,          December 31,
ASSETS                                                     2003                  2002
                                                     -----------------    -----------------
Cash and short-term investments....................   $   215,150            $   266,428

Receivables........................................       331,015                295,508

Inventories........................................       333,773                302,968

Other current assets...............................        39,795                 44,875
                                                      -----------            -----------

    Total current assets...........................       919,741                909,779

Property and equipment-net.........................       676,554                679,155

Goodwill and intangible assets-net.................       269,351                211,514

Investments and other assets.......................        57,777                 59,689
                                                      -----------            -----------

    Total..........................................   $ 1,923,423            $ 1,860,137
                                                      ===========            ===========

LIABILITIES and SHAREHOLDERS EQUITY

Short-term debt and current portion
  of long-term debt................................   $    11,031            $    17,046

Other current liabilities..........................       282,608                290,695
                                                      -----------            -----------

    Total current liabilities......................       293,639                307,741

Long-term debt.....................................       382,755                384,845

Other noncurrent liabilities.......................       258,042                244,911
                                                      -----------            -----------
    Total liabilities..............................       934,436                937,497
                                                      -----------            -----------
Minority interest in consolidated companies........        52,792                 53,388
                                                      -----------            -----------
Shareholders' equity...............................       936,195                869,252
                                                      -----------            -----------
    Total..........................................   $ 1,923,423           $  1,860,137
                                                      ===========            ===========

Amounts shown are unaudited.

                            THE LUBRIZOL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands of Dollars)


                                                                     Nine Months Ended
                                                                       September 30,
                                                               -----------------------------
                                                                   2003              2002
                                                               ------------      -----------
Cash provided from (used for):

OPERATING ACTIVITIES:
Net income..................................................   $   79,704         $  92,997
Adjustments to reconcile net income to
  cash provided by operating activities:
   Depreciation and amortization............................       74,146            70,868
   Cumulative effect of change in
     accounting principle...................................                          7,785
   Restructuring charge.....................................        3,327
   Net change in working capital............................      (53,506)           (4,981)
   Other items-net..........................................       10,028             6,453
                                                               ----------         ---------
     Total operating activities.............................      113,699           173,122

INVESTING ACTIVITIES:
Capital expenditures........................................      (59,485)          (45,976)
Acquisitions and equity investments.........................      (67,532)          (69,438)
Other-net...................................................          484             2,882
                                                               ----------         ---------
     Total investing activities.............................     (126,533)         (112,532)

FINANCING ACTIVITIES:
Net short and long-term borrowings (repayments).............       (6,638)            5,061
Dividends paid..............................................      (40,161)          (40,043)
Proceeds from termination of interest rate swaps............                         18,134
Stock options exercised.....................................        3,658             8,203
                                                               ----------         ---------
     Total financing activities.............................      (43,141)           (8,645)

Effect of exchange rate changes on cash.....................        4,705             8,485
                                                               ----------         ---------
Net increase (decrease) in cash and short-term
  investments...............................................      (51,270)           60,430
Cash and short-term investments at the
  beginning of period.......................................      266,428           189,095
                                                               ----------         ---------
Cash and short-term investments at the
  end of period.............................................   $  215,158         $ 249,525
                                                               ==========         =========


Amounts shown are unaudited.

                            THE LUBRIZOL CORPORATION


SEGMENT INFORMATION
(In Thousands of Dollars)


                                                      Third Quarter                    Nine Months
                                                   Ended September 30,              Ended September 30,
                                               ---------------------------       ------------------------
                                                   2003           2002              2003           2002
                                               ----------       ----------       ----------    ----------
REVENUES:

  Fluid technologies for transportation....... $  382,299       $  400,736       $1,165,891    $1,187,322
  Fluid technologies for industry.............    117,833          102,627          342,008       279,889
  All other...................................      9,735            6,940           24,858        18,988
                                               ----------       ----------       ----------    ----------
    Total revenues............................ $  509,867       $  510,303       $1,532,757    $1,486,199
                                               ==========       ==========       ==========    ==========

SEGMENT CONTRIBUTION INCOME(LOSS):

  Fluid technologies for transportation....... $   65,440       $   64,585       $  222,556    $  243,360
  Fluid technologies for industry.............     19,005           18,922           55,491        53,565
  All other...................................     (1,271)          (2,412)          (5,192)       (7,455)
                                               ----------       ----------       ----------    ----------
    Total segment
      contribution income (loss).............. $   83,174       $  101,095       $  272,855    $  289,470
                                               ==========       ==========       ==========    ==========

SEGMENT OPERATING PROFIT (LOSS):

  Fluid technologies for transportation....... $   32,795       $   45,703       $  118,551    $  129,055
  Fluid technologies for industry.............     10,040           13,875           29,791        37,756
  All other...................................     (2,696)          (3,471)          (9,729)      (10,900)
                                               ----------       ----------       ----------    ----------
    Total segment
      operating profit (loss)................. $   40,139       $   56,107       $  138,613    $  155,911
                                               ==========       ==========       ==========    ==========


Amounts shown are unaudited.